Exhibit 99.1

CURRENC Group Inc. Announces Third Quarter 2024 Unaudited Financial Results

Singapore, November 29, 2024 (Globe Newswire) — CURRENC Group Inc. (Nasdaq: CURR) (“CURRENC” or the “Company”), a fintech and digital remittance pioneer serving millions of unbanked and underbanked individuals in Southeast Asia and beyond, recently announced its unaudited financial results for the third quarter ended September 30, 2024.

Third Quarter and First Nine Months 2024 Financial Highlights

●	Total Processing Value (TPV) was US$1.21 billion for the third quarter and US$3.92 billion for the first nine months of 2024, increasing by 6.1% and 18.8% year over year, respectively.

●	Total revenues (contributed by subsidiaries Tranglo, WalletKu, TNG Asia and GEA,[1] as well as other services) were US$11.3 million for the third quarter and US$35.4 million for the first nine months of 2024, representing year-over-year decreases of 11.0% and 11.3%, respectively. The decreases were mainly due to declines of 22.1% and 22.3% in global airtime revenue, respectively, as well as declines in TNG Asia and GEA’s remittance revenues. As TNG Asia and GEA were divested during the third quarter, going forward, the Company’s total revenues will be comprised mainly of revenues contributed by Tranglo’s remittance and global airtime businesses and WalletKu’s Indonesian airtime business.

●	Total remittance revenues (contributed by Tranglo, TNG Asia and GEA) were US$4.9 million for the third quarter and US$17.8 million for the first nine months of 2024, representing year-over-year decreases of 22.2% and 10.6%, respectively. The decreases were primarily due to declines in TNG Asia and GEA’s remittance business. As TNG Asia and GEA were divested during the third quarter, going forward, the Company’s remittance revenues will be contributed solely by Tranglo.

●	Tranglo’s remittance revenues were US$4.5 million for the third quarter, down 1.0% year over year, and US$14.3 million for the first nine months of 2024, remaining stable year over year.

●	CURRENC’s global airtime transfer revenues were US$2.3 million for the third quarter and US$7.3 million for the first nine months of 2024, representing year-over-year decreases of 22.1% and 22.3%, respectively.

●	Adjusted EBITDA[2] loss for the third quarter was US$0.2 million, narrowing by 83.3% year over year from US$1.2 million for the third quarter of 2023. For the first nine months of 2024, it was US$0.6 million, narrowing by 75.0% year over year from US$2.4 million for the same period of 2023.

●	Net loss was US$5.0 million for the third quarter and US$11.3 million for the first nine months of 2024, increasing by 31.6% and 8.7% year over year, respectively.

●	Total comprehensive loss attributable to CURRENC Group Inc. was US$5.1 million for the third quarter and US$12.1 million for the first nine months of 2024, increasing by 34.2% and 15.2% year over year, respectively.

1 CURRENC divested TNG Asia and GEA in August 2024 and July 2024, respectively. As such, from the fourth quarter of 2024 onward, only Tranglo’s (digital remittance and global airtime transfer businesses) and WalletKu’s (Indonesian airtime business) results will be consolidated and reported in the Company’s financial statements.

2 Adjusted EBITDA is a non-GAAP financial measure, which is defined as net income (loss), excluding (i) income tax expense, (ii) amortization of intangible assets, (iii) depreciation of property, plant and equipment, (v) interest expenses, net. Please refer to the section titled “Non-GAAP Financial Measures” for details.

Third Quarter and First Nine Months 2024 Core Businesses1 Highlights

(All monetary values in $ millions unless otherwise noted)

	For the three-month period ended September 30,			For the nine-month period ended September 30,
	2024		2023	2024		2023
Tranglo: Digital Remittance
Total processing value (TPV)	$1,210		$1,140	$3,920		$3,300
Number of Transactions (millions)	2.71		2.72	8.56		8.11
Remittance Revenues	$4.5		$4.6	$14.3		$14.3
Overall take rates (%)	0.37%		0.40%	0.36%		0.43%

Tranglo: Global Airtime Transfer	$2.3		$2.95	$7.3		$9.4

WalletKu: Indonesian Airtime	$4.0		$3.4	$10.2		$10.5

Operating Expenses	$19.1	[2]	$6.5	$30.0	[3]	$18.8

Third Quarter and First Nine Months Core Businesses Revenue Breakdown3

	For the three-month period ended September 30,		For the nine-month period ended September 30,
	2024	2023	2024	2023
Remittance services	$4.5	$4.6	$14.3	$14.3
Sales of Airtime	$6.3	$6.4	$17.5	$19.9
Revenue Excluding TNG Asia and GEA	$10.8	$11.0	$31.8	$34.2

Management Comments

“We are delighted to report a strong start to our journey as a publicly-listed company, highlighted by notable strategic achievements and operational excellence in the third quarter,” said Alex Kong, Founder and Executive Chairman of CURRENC. “Prior to our Nasdaq listing, we divested two subsidiaries, GEA and TNG Asia, streamlining our operations to prioritize Tranglo, our sole remaining digital remittance platform. Having positioned digital remittance as the primary driver of CURRENC’s future growth, we are now focused on expanding Tranglo’s business scope and coverage network. Tranglo’s TPV was $1.21 billion for the third quarter and $3.92 billion for the first nine months, up 6.1% and 18.8% compared with the same periods last year, respectively. This growth not only underscores our success in elevating our position in the global remittance market but also reflects our clients’ growing trust and confidence in our technology and compliance. While our overall transaction fees take rate declined year over year for both periods as we offered more competitive pricing to gain market share, this was offset by improvements in forex take rates and payout agency rates, driven by our unwavering commitment to cost- and operational efficiency. As a result, Tranglo recorded a net income of $1.53 million for the first nine months of 2024, up 13.2% year over year. With an approach that delivers maximum value to both our customers and shareholders, we’re confident of maintaining our robust growth trajectory in the increasingly competitive digital remittance landscape.”

Ronnie Hui, Chief Executive Officer of CURRENC, added, “We made significant strides in consolidating our operations and enhancing our financial performance this quarter. While headquarters expenses relating to our merger with INFINT SPAC, including $13.1 million in recognition of incentive shares granted to employees and $1 million in recognition of shares granted to Roth for their capital market advisory services, drove increases in general and administrative expenses to $19.1 million for the third quarter and $30.0 million for the first nine months of 2024, these are non-recurring costs that have positioned us for ongoing growth as a publicly-listed digital remittance frontrunner. Looking ahead, we remain dedicated to optimizing our cost structures and leveraging the strengths of our core remittance business to enhance profitability and shareholder value.”

1 The Company's core businesses include Tranglo and WalletKu and exclude TNG Asia and GEA, divested in August 2024 and July 2024, respectively. Other services are also excluded.

2 This amount includes $13.1 million in expenses recognized for incentive shares granted to employees upon the completion of the merger with INFINT SPAC in August 2024, and $1 million in expenses recognized for shares granted to Roth for their services as CURRENC’s Capital Market Advisor.

3 The figures presented herein solely represent revenue from the Company's core businesses, Tranglo and WalletKu, and exclude revenues from TNG Asia and GEA, divested in August 2024 and July 2024, respectively. Additionally, revenues from contracts with customers for other services are not included.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, it uses EBITDA, a non-GAAP financial measure as described below, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may differ from similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA is defined as net loss before interest, taxes, depreciation, and amortization. CURRENC believes that EBITDA provides useful information to investors and others in understanding and evaluating its operating results. This non-GAAP financial measure eliminates the impact of items that CURRENC does not consider indicative of the performance of its business. While CURRENC believes that this non-GAAP financial measure is useful in evaluating its business, this information should be considered supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

About CURRENC Group Inc.

CURRENC Group Inc. (Nasdaq: CURR) is a fintech and digital remittance pioneer in Southeast Asia and beyond, serving millions of migrant workers and unbanked individuals. Our platform enables e-wallets, remittance companies, and corporations to provide real-time, 24/7 global payment services, advancing financial access across underserved communities.

For additional information, please refer to the CURRENC website https://www.currencgroup.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. Further information regarding these and other risks, uncertainties, or factors is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Investor & Media Contact

CURRENC Group Investor Relations

Email: investors@currencgroup.com

Piacente Financial Communications

Brandi Piacente

Tel: +1-212-481-2050

Jenny Cai

Tel: +86 (10) 6508-0677

Email: CURRENC@thepiacentegroup.com

SOURCE: CURRENC Group Inc.

CURRENC GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	US$	US$	US$	US$
Revenue	11,259,716	12,736,547	35,370,503	39,901,966

Cost of revenue	(8,124,542)	(8,597,348)	(24,030,794)	(26,692,493)
Gross profit	3,135,174	4,139,199	11,339,709	13,209,473
Selling expenses	(3,649)	(3,736)	(13,408)	(22,635)

General and administrative expenses	(19,061,439)	(6,450,397)	(30,026,776)	(18,823,918)

Loss from operations	(15,929,914)	(2,314,934)	(18,700,475)	(5,637,080)
Finance costs, net	(3,855,555)	(1,496,968)	(7,682,277)	(4,651,844)
Other income	15,010,449	241,300	15,548,629	363,021
Other expenses	(160,362)	(18,078)	(200,096)	(65,542)

Loss before income tax	(4,935,382)	(3,588,680)	(11,034,219)	(9,991,445)
Income tax expense	(86,043)	(226,432)	(226,472)	(455,652)

Net loss	(5,021,425)	(3,815,112)	(11,260,691)	(10,447,097)
Net income attributable to non-controlling interests	60,419	(15,333)	(549,476)	(464,162)

Net loss attributable to CURRENC Group Inc.	(4,961,006)	(3,830,445)	(11,810,167)	(10,911,259)

Net loss per share, basic and diluted (1)	$(0.13)	$(0.11)	$(0.33)	$(0.32)

Shares used in net loss per share computation, basic and diluted (1)	38,163,168	33,980,753	35,374,891	33,980,753

Other comprehensive loss:
Foreign currency translation adjustments	(72,055)	(15,613)	(190,023)	388,513

Total comprehensive loss	(5,093,480)	(3,830,725)	(11,450,714)	(10,058,584)
Total Comprehensive loss (income) attributable to non-controlling interests	18,291	(5,128)	(606,404)	(449,339)
Total comprehensive loss attributable to CURRENC Group Inc.	(5,075,189)	(3,835,853)	(12,057,118)	(10,507,923)

(1)	Retrospectively restated to reflect Reverse Recapitalization

CURRENC GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2024	December 31, 2023
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	49,060,421	48,516,765
Short-term investments	-	300,000
Restricted cash	42,421	5,428,790
Accounts receivable, net	2,640,862	2,450,871
Prepayments to remittance agents	-	137,854
Escrow money receivable	-	5,014,829
Amounts due from related parties	3,831,195	7,287,376
Prepayments, receivables and other assets	26,957,511	34,225,239
Total current assets	82,532,410	103,361,724
Non-current assets:
Investment in an equity security	-	100,000
Equipment and software, net	955,975	1,016,490
Right-of-use asset	29,725	154,234
Intangible assets	3,771,256	9,191,713
Goodwill	26,999,726	27,001,383
Deferred tax assets	675,420	664,888
Total non-current assets:	32,432,102	38,128,708
Total assets	114,964,512	141,490,432
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Borrowings	20,137,666	17,804,093
Receivable factoring	624,227	423,483
Escrow money payable	-	360,207
Client money payable	-	4,645,290
Accounts payable, accruals and other payables	35,657,510	53,988,231
Amounts due to related parties	78,469,376	86,488,519
Convertible bonds and notes	1,750,000	10,000,000
Lease liabilities	25,272	152,325
Total current liabilities	136,664,051	173,862,148
Non-current liabilities:
Borrowings	-	2,506,974
Deferred tax liabilities	969,460	1,246,760
Employee benefit obligation	59,849	59,849
Lease liabilities	6,098	-
Total non-current liabilities:	1,035,407	3,813,583
Total liabilities	137,699,458	177,675,731

Commitments and contingencies

Mezzanine equity	-	2,957,948
Shareholders’ deficit:
Ordinary shares (US$0.0001 par value; 550,000,000 shares authorized; 46,527,999 and 33,980,753 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively) (1)	4,653	3,398
Additional paid-in capital (1)	57,056,967	29,227,005
Accumulated deficit	(103,857,748)	(92,075,379)
Accumulated other Comprehensive (Loss) Income	(158,585)	88,366
Total shareholders’ deficit attributable to CURRENC Group Inc.	(46,954,713)	(62,756,610)
Non-controlling interests	24,219,767	23,613,363
Total deficit	(22,734,946)	(39,143,247)
Total liabilities, mezzanine equity and shareholders’ deficit	114,964,512	141,490,432

(1)	Retrospectively restated to reflect Reverse Recapitalization

CURRENC GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
	2024	2023
	US$	US$
Cash flows from operating activities:
Net loss	(11,260,691)	(10,447,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash expense for share-based compensation	13,137,850	-
Non-cash expense for share issued for service providers	1,000,000	-
Non-cash offering costs for convertible note	2,512,000	-
Non-cash finance cost for debt conversion	340,159	-
Amortization of discount on convertible bonds	-	801,692
Depreciation of equipment and software	420,642	466,229
Depreciation of right-of-use assets	131,378	132,117
Amortization of intangible assets	2,184,996	2,292,031
Deferred income taxes	(119,078)	-
Disposal of subsidiaries including gain	(21,737,480)	-
Goodwill impairment	1,657	-
Unrealized foreign exchange gain	1,586,780	101,609
Changes in operating assets and liabilities:
Accounts receivable	(147,011)	568,655
Prepayments, receivables and other assets	6,093,059	8,531,594
Escrow money payable	10,373	101,382
Client money payable	(416,198)	(801,190)
Accounts payable, accruals and other payables	(9,028,919)	(11,826,195)
Interest payable on convertible bonds	-	2,798,675
Amount due from a director	1,427,640	-
Amounts due from related parties	(1,842,634)	(2,416,376)
Amounts due to related parties	4,034,054	(1,147,877)
Net cash used in operating activities	(11,671,423)	(10,844,751)

Cash flows from investing activities:
Decrease in short-term investments	(365,224)	(174,303)
Net cash used in investing activities	(365,224)	(174,303)

Cash flows from financing activities:
Increase in bank overdrafts	-	568,100
Proceeds from convertible note	1,750,000	-
Proceeds from borrowings	640,145	1,250,741
Repayment of borrowings	(220,986)	(1,492,925)
Proceeds from receivable factoring	1,604,828	1,580,109
Repayment of receivable factoring	(1,452,946)	(1,908,489)
Payment of principal elements of lease liabilities	(136,094)	(126,520)
Payment of interest elements of lease liabilities	(5,842)	(19,082)
Net cash generated from/(used in) financing activities	2,179,105	(148,066)

Net decrease in cash and cash equivalents	(9,857,542)	(11,167,120)
Cash and cash equivalents, restricted cash and escrow money receivable at beginning of the period	58,960,384	73,999,703
Cash and cash equivalents, restricted cash and escrow money receivable at end of the period	49,102,842	62,832,583

Supplemental disclosure of cash flow information:
Income taxes paid	(345,550)	(30,151)
Interest paid	(972,448)	(1,169,664)

Supplemental disclosure of non-cash investing and financing activities:
Net liabilities assumed upon Closing of Business Combination	12,168,598	-
Issuance of Common stock upon acquisition of equity interest	5,348,515	-
Issuance of Common stock upon conversion of convertible bond	17,001,486	-

CURRENC GROUP INC. AND SUBSIDIARIES

EBITDA Analysis for the Third Quarter of 2024 and 2023

For the three-month period ended September 30, 2024	Tranglo[2]	WalletKu[3]	TNG Asia and GEA[1]	Headquarters and adjustments	Group Total
	(dollars in thousands)
Net income (loss)	(131)	(39)	(826)	(4,025)	(5,021)

Add:
Income tax expenses	179	-	-	(93)	86
Interest expense, net		-	76	3,780	3,856
EBIT	48	(39)	(750)	(338)	(1,079)
Depreciation and amortization	-	-	-	-	888
EBITDA	48	(39)	(750)	(338)	(191)

For the three-month period ended September 30, 2023	Tranglo[2]	WalletKu[3]	TNG Asia and GEA	Headquarters and adjustments	Group Total
	(dollars in thousands)
Net income (loss)	129	(176)	(665)	(3,103)	(3,815)

Add:
Income tax expenses	319	-	-	(93)	226
Interest expense, net	-		266	1,231	1,497
EBIT	448	(176)	(399)	(1,965)	(2,092)
Depreciation and amortization	-	-	-	-	895
EBITDA	448	(176)	(399)	(1,965)	(1,197)

1 TNG Asia and GEA were divested in August 2024 and July 2024, respectively.

2 Tranglo maintained a positive EBITDA for the third quarter of 2024 and 2023.

3 Tranglo and WalletKu maintained a combined positive EBITDA for the third quarter of 2024 and 2023.

CURRENC GROUP INC. AND SUBSIDIARIES

EBITDA Analysis for the First Nine Months of 2024 and 2023

For the nine-month period ended September 30, 2024	Tranglo[2]	WalletKu[3]	TNG Asia and GEA[1]	Headquarters and adjustments	Group Total
	(dollars in thousands)
Net income (loss)	1,525	(293)	(3,740)	(8,753)	(11,261)

Add:
Income tax expenses	504	-	-	(278)	226
Interest expense, net	-	-	1,762	5,920	7,682
EBIT	2,029	(293)	(1,978)	(3,111)	(3,353)
Depreciation and amortization	-	-	-	-	2,737
EBITDA	2,029	(293)	(1,978)	(3,111)	(616)

For the nine-month period ended September 30, 2023	Tranglo[2]	WalletKu[3]	TNG Asia and GEA	Headquarters and adjustments	Group Total
	(dollars in thousands)
Net income (loss)	1,347	(363)	(2,435)	(8,996)	(10,447)

Add:
Income tax expenses	733	-	-	(277)	456
Interest expense, net	-	-	816	3,836	4,652
EBIT	2,080	(363)	(1,619)	(5,437)	(5,339)
Depreciation and amortization	-	-	-	-	2,890
EBITDA	2,080	(363)	(1,619)	(5,437)	(2,449)

1 TNG Asia and GEA were divested in August 2024 and July 2024, respectively.

2 Tranglo maintained a positive EBITDA for the first nine months of 2024 and 2023.

3 Tranglo and WalletKu maintained a combined positive EBITDA for the first nine months of 2024 and 2023.